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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3) of Temple-Inland Inc. dated March 11, 2002 and to the incorporation by reference therein of our report dated January 25, 2002, with respect to the consolidated financial statements of Temple-Inland Inc. included in its Annual Report (Form 10-K) for the year ended December 29, 2001, filed with the Securities and Exchange Commission.


                                              ERNST & YOUNG LLP

Austin, Texas
March 8, 2002